                                                                  Exhibit 4(ooo)

R-                        MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTE, SERIES B
                 (NEW PESO-LINKED NOTE DUE NOVEMBER 10, 1994)


PRINCIPAL AMOUNT:                                  DOLLARS ($
                                                                               )

MERRILL LYNCH & CO., INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

, or registered assigns, the Principal Redemption Amount (as defined herein), if any, subject to the terms and conditions set forth herein, on November 10, 1994 (the "Maturity Date"), and to pay interest on the Principal Amount hereof (as indicated above) from November 12, 1993 on November 10, 1994 (the "Interest Payment Date"), at a rate per annum equal to 25.75% x (3.128/PSM), until the Principal Redemption Amount is paid or made available for payment. Interest will be computed on the basis of the actual number of days for which interest has accrued with respect to this Note divided by 360. The interest so payable, and punctually paid or duly provided for, on the Interest Payment Date shall, as provided in the Indenture referred to on the reverse hereof, be paid to the Person to whom the Principal Redemption Amount, if any, is payable.

    Interest on this Note shall accrue from and including November 12, 1993 to but excluding the Interest Payment Date. If the Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment due on such date may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or the Maturity Date, as the case may be, and no interest shall accrue with respect to such payment for the period from and after the Interest Payment Date or the Maturity Date, as the case may be. At least five Business Days prior to the Pricing Date, the Holder of this Note shall deliver to the corporate trust office of the Trustee in New York City instructions with respect to the identity and location(s) of the financial institution(s) and applicable account information into which any U.S. dollar, new peso or Mexican Cetes, as the case may be, payable on the Maturity Date in satisfaction of the Company's obligations with respect to this Note are to be deposited. In the event the deposit instructions described in the preceding sentence are not delivered to the Trustee at least five Business Days prior to the Pricing Date, the Trustee shall effect such deposit within a reasonable time following receipt of such instructions, with the same force and effect as if made on the Maturity Date and no interest shall accrue with respect to such payment for the period from and after the Maturity Date. On the Maturity Date, the Holder of this Note shall surrender such Note at the corporate trust office of the Trustee in New York City for payment of the Principal Redemption Amount hereof and interest due on the Maturity Date.
Except as provided on the reverse hereof, payment of the Principal Redemption Amount, if any, and interest on this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register. Notwithstanding the preceding sentence, if payment of the Principal Redemption Amount, if any, and interest payable on the Maturity Date is made in U.S. dollars, such payments shall be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Trustee from the Holder hereof not less than one Business Day prior to the due date of such payment and (ii) presentation of this Note to the Trustee.

    This Note is issuable only in fully registered form without coupons in denominations of $5,000,000 and $10,000,000. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes having identical terms and provisions, as requested by the Holder surrendering the same.

    This Note is not subject to redemption by the Company prior to the Maturity Date.

    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

    No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    This Note is one of the series of Medium-Term Notes, Series B.

    Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank, N.A., the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                              MERRILL LYNCH & CO., INC.

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated

                                [Copy of Seal]

therein referred to in the within-mentioned Indenture.

The Chase Manhattan Bank, N.A., as Trustee        By:
                                                            Treasurer


By:                                               Attest:
    Authorized Officer                                      Secretary

                           MERRILL LYNCH & CO., INC.
                           MEDIUM-TERM NOTE, SERIES B
                  (NEW PESO-LINKED NOTE DUE NOVEMBER 10, 1994)


    This Medium-Term Note, Series B is one of a duly authorized issue of securities (hereinafter called the "Securities") of the Company, issued and to be issued under an Indenture dated as of October 1, 1993 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Medium-Term Notes, Series B (the "Notes") may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as provided in the Indenture.

    The principal of this Note payable by the Company on the Maturity Date (the "Principal Redemption Amount") will be based on the following formula, as determined by Merrill Lynch Capital Services, Inc. (the "Calculation Agent") on the Pricing Date (as defined below), provided that in no event shall the Principal Redemption Amount be less than zero:

U.S. dollar principal amount of this Note x ([3 x (3.128/PSM)] - 2)

provided, however, in the event that as of the Pricing Date, the Government of the United Mexican States ("Mexico") shall have (i) imposed any controls prohibiting or restricting the exchange of new pesos for U.S. dollars, (ii) imposed any controls prohibiting or restricting the ability of the Company to hold new pesos, Mexican Cetes or any other debt of Mexico, (iii) imposed any tax or other charge on any holder of new pesos, Mexican Cetes or any other debt of Mexico or on any transaction in new pesos, Mexican Cetes or any other debt of Mexico, (iv) imposed any controls the effect of which is to restrict the Company's ability to exchange new pesos for U.S. dollars at a rate at least as favorable as the rate available to Mexican domestic institutions located in Mexico or (v) failed to honor any of its payment obligations in respect of Mexican Cetes or in respect of any of its other indebtedness when due at any time on or prior to the Pricing Date, then, in any such case, the Company may pay the Principal Redemption Amount and interest accrued with respect to this
Note in (a) new pesos, (b) Mexican Cetes maturing on the Maturity Date or (c) a combination of new pesos and Mexican Cetes, in an amount of such new pesos and/or in the Repayment Amount of such Mexican Cetes equal to the sum of the Company's payment obligations with respect to this Note multiplied by PSM. Any unpaid interest which may have accrued and remain unpaid on Mexican Cetes as of the Maturity Date (if such Cetes are delivered to the Holder of this Note as described above) shall be payable to such Holder.

    In the absence of manifest error, determinations by the relevant Calculation Agent shall be final and binding on the Company and the Holder of this Note.

    As used herein, the following terms and definitions apply:

    "Mexico City Business Day" means a day other than a Saturday or Sunday which is not a day on which banking institutions in Mexico City are generally authorized or obligated by law, regulation or executive order to close.

    "Pricing Date" means a date which is two Mexico City Business Days prior to the Maturity Date.

    "PSM" shall mean the average of bid quotations of new pesos for U.S. dollars on the Pricing Date for delivery on the Maturity Date in an amount equal to $30,000,000 which have been obtained by the Calculation Agent from the Mexico City branches of Citibank, N.A., Banco Nacional de Mexico and Bancomer (the "Reference Banks"). If the Mexico City branches of the Reference Banks are not quoting exchange rates as described above by 1:00 P.M., New York City time, on the Pricing Date, "PSM" shall mean the average of bid quotations of new pesos for U.S. dollars on the Pricing Date for delivery on the Maturity Date in an amount equal to $30,000,000 which have been obtained by the Calculation Agent from the New York City branches of the Reference Banks. If the New York City branches of the Reference Banks are not quoting exchange rates as described above by 2:00 P.M., New York City time, on the Pricing Date, "PSM" shall mean the average of bid quotations of new pesos for U.S. dollars on the Pricing Date for delivery on the Maturity Date in an amount equal to $30,000,000 which have been obtained by the Calculation Agent from three major currency exchange rate market makers in The City of New York selected by the Calculation Agent. If the Calculation Agent is unable to obtain bid quotations from three major currency exchange rate market makers in The City of New York as described in the preceding sentence by 5:00 P.M., New York City time, on the Pricing Date, "PSM" shall mean the average of bid quotations of new pesos for U.S. dollars on the Pricing Date for delivery on the Maturity Date in an amount equal to $30,000,000 which have been obtained by the Calculation Agent from two major currency exchange rate market makers in The City of New York selected by the Calculation Agent. If the Calculation Agent is unable to obtain bid quotations from two major currency exchange rate market makers in The City of New York as described in the preceding sentence by 5:00 P.M., New York City time, on the Pricing Date, "PSM" shall mean the bid quotation of new pesos for U.S. dollars on the Pricing Date for delivery on the Maturity Date in an amount equal to $30,000,000 which has been obtained by the Calculation Agent from one major currency exchange rate market maker in The City of New York selected by the Calculation Agent.

    "Repayment Amount" means, with respect to Mexican Cetes, the face (principal) amount thereof, plus any accrued and unpaid interest due with respect to such Cetes as of the Maturity Date. Interest will be computed on the basis of the actual number of days for which interest with respect to the Notes has accrued, divided by 360.

    If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the Principal Redemption Amount of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. In such cases, the Principal Redemption Amount declared due and payable on the date of acceleration will be calculated as if such date of acceleration were the Maturity Date.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

    All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.